As filed with the Securities and Exchange Commission on July 20, 1999

                           Registration No. 333-34461

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                         Post-Effective Amendment No. 1
                                       To
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                              Thermo Fibertek Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                                        52-1762325
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

                                245 Winter Street
                          Waltham, Massachusetts 02451
                                 (781) 370-1650
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                              Thermo Fibertek Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Seth H. Hoogasian, Esq.
                                 General Counsel
                              Thermo Fibertek Inc.
                         C/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
                            ----------------------

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement has become effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ----------------------


      This post-effective amendment removes from registration 12,644,628 shares of Thermo Fibertek Inc.'s common stock, $.01 par value per share. The registrant was obligated to maintain the effectiveness of this registration statement until the shares offered hereby were eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any similar rule. Because the shares covered hereby are eligible for resale pursuant to Rule 144(k), the registrant hereby removes these shares of Common Stock from registration. The registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-34461) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 20th day of July, 1999.

                                        THERMO FIBERTEK INC.


                                        By:  /s/ William A. Rainville
                                             William A. Rainville
                                             President and Chief Executive
                                             Officer

     Signature                        Title                         Date
     ---------                        -----                         ----
                                   President, Chief              July 20, 1999
/s/ William A. Rainville           Executive Officer and
------------------------           Director (Principal
William A. Rainville               Executive Officer)


/s/ Theo Melas-Kyriazi             Vice President and Chief      July 20, 1999
------------------------           Financial Officer
Theo Melas-Kyriazi                 (Principal Financial
                                   Officer)


/s/ Paul F. Kelleher*              Chief Accounting Officer      July 20, 1999
------------------------           (Principal Accounting
Paul F. Kelleher                   Officer)


/s/ Walter J. Bornhorst*           Director                      July 20, 1999
------------------------
Walter J. Bornhorst

------------------------           Director                      July 20, 1999
George N. Hatsopoulos


/s/ John N. Hatsopoulos*           Director                      July 20, 1999
------------------------
John N. Hatsopoulos

/s/ Francis L. McKone*             Director                      July 20, 1999
------------------------
Francis L. McKone

/s/ Donald E. Noble*               Chairman of the Board of      July 20, 1999
------------------------           Directors
Donald E. Noble

* The undersigned Seth H. Hoogasian, by signing his name hereto, does hereby execute this Amendment No. 1 to Registration Statement on behalf of the above-named signatories to the Registration Statement pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.



                                             /s/ Seth H. Hoogasian
                                             ------------------------
                                             Seth H. Hoogasian
                                             Attorney-in-Fact